Exhibit 99.1

WHITE MOUNTAINS BOOK VALUE PER SHARE INCREASES TO $313

HAMILTON, Bermuda (July 28, 2004) – White Mountains Insurance Group, Ltd. ended the second quarter of 2004 with a fully converted tangible book value per share of $313, up 12% from June 30, 2003 and 8% since December 31, 2003, including dividends.

Comprehensive net income for the quarter was $38 million compared to $163 million in the second quarter of 2003.  The decline was mainly due to $139 million of after-tax unrealized losses on the fixed income portfolio caused by a rise in interest rates, compared to after-tax unrealized gains of $76 million in the second quarter of 2003.   In addition, pre-tax realized losses were $6 million in the second quarter of 2004 compared to $90 million of pre-tax realized gains in the second quarter of last year.  These realized and unrealized losses were more than offset by strong underwriting results and the gain on the Sirius acquisition reflected in net income.  For the year-to-date, comprehensive net income was $233 million compared to $254 million in the comparable period last year.

Net income for the quarter nearly doubled to $169 million, as the company had strong underwriting results and recorded a $111 million after-tax gain on the Sirius acquisition.  Net income for the first six months of 2004 was $264 million, up 42% compared to $187 million for the first six months of last year.

CEO Ray Barrette said, “I am pleased we were able to grow our book value in the quarter despite a strong headwind from the bond market.  Our short duration and good equity performance minimized the damage.  Underwriting profits at both OneBeacon and White Mountains Re remain strong.  The Sirius acquisition resulted in a gain of $111 million.  Sirius is also generating significant underwriting profits on annualized premiums in excess of $500 million. Finally, we officially welcomed Berkshire Hathaway as a 16% shareholder as it exercised warrants in White Mountains a year ahead of schedule.”

OneBeacon

OneBeacon’s pre-tax income for the second quarter of 2004 was $95 million, compared to pre-tax income of $136 million for the second quarter of 2003.  For the first six months of 2004, pre-tax income was $238 million, versus $275 million for the comparable period of 2003.  Each measure was down due to significantly lower realized gains.  The GAAP combined ratio improved to 95% and 96% for the second quarter and first six months of 2004 compared to 98% for each of the comparable periods of 2003.  Net written premiums are up 26% and 33% for the quarter and year-to-date, respectively.

John Cavoores, CEO of OneBeacon said, “The combined ratio continues to improve in line with our expectations and our pricing remains disciplined in most segments.  Our premium growth reflects the Atlantic Specialty acquisition, improved retentions in all lines and continued momentum at AutoOne and our other specialty segments.”

Reinsurance

Pre-tax income for White Mountains’ Reinsurance segment was $72 million for the second quarter of 2004, compared to $47 million for the second quarter of 2003.    For the first six months of 2004, pre-tax income was $119 million versus $91 million in the comparable prior year period.  The GAAP combined ratio was 92% for the second quarter and the first six months of 2004, compared to 96% and 95% in the comparable periods of 2003.  Net written premiums were up 109% and 43% for the quarter and year-to-date, respectively.

Steve Fass, CEO of White Mountains Re, said, “Our reinsurance businesses across the globe are running well and producing underwriting profits.  The combined ratio reflects the favorable prices, terms and conditions we have been able to achieve over the past several years. Premium growth mainly reflects the addition of Sirius to our enterprise.”

White Mountains’ Reinsurance segment consists of Folksamerica, Sirius, and White Mountains Underwriting.

Esurance

This segment had a pre-tax loss of less than a million in the second quarter of 2004, compared to a pre-tax loss of $5 million in the second quarter of the prior year.  The GAAP combined ratio was 107% in the second quarter of 2004, compared to 126% for the second quarter of the prior year.  Net written premiums are growing rapidly, up to $45 million in the second quarter of 2004, which is 72% higher than the second quarter of last year.  The results and trends for the first six months of 2004 were similar to those reported for the second quarter of 2004.

Gary Tolman, CEO of Esurance, stated, “Esurance continued to expand its operation in the second quarter, boding well for ongoing future growth.  We recently entered Georgia’s $4.6 billion auto insurance market, and will introduce our auto product in Nevada very soon.  When Esurance goes live in Nevada, we will be writing business in 16 states.”

Other Operations

White Mountains’ Other Operations segment reported a pre-tax loss of $70 million for the second quarter of 2004, compared to a pre-tax loss of $54 million for the second quarter of 2003.  For the first six months of 2004 the segment reported a pre-tax loss of $146 million versus $85 million in the comparable period of 2003.  The losses reported in this segment are principally the result of financing, purchase accounting and compensation expenses at the holding company level.  The increased loss in the first half of 2004 relative to 2003 is principally the result of higher accruals for incentive compensation due to the increase in the stock price from year end 2003, a change in accounting for preferred stock, a decrease in the value of the Company’s investment in Montpelier warrants, which are marked-to-market through net income, and the impact currency fluctuations had on our hedging the cost of funding for the Sirius acquisition.

Investment Activities

John Gillespie, President of White Mountains Advisors, said, “The sell-off in the bond market clearly impacted our results in the second quarter.  We have kept the duration of our fixed maturity portfolio fairly short at about 3 years, as we felt that rates were more likely to rise than fall.  However, given the size of our fixed maturity portfolio, a significant move upward in interest rates is still going to have a negative impact on the value of our investments.”

The GAAP total return on invested assets for the quarter was –1.5%. Year-to-date it was up 1.7%.  Net investment income was $93 million in the quarter and $164 million for the first half of 2004, up 28% and 8%, respectively from the comparable periods of 2003.  The growth in net investment income in the second quarter primarily reflected the investment income earned on the invested assets acquired in the Sirius acquisition.

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before August 4, 2004 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The information contained in this earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                                          growth in book value per share or return on equity;

•                                          business strategy;

•                                          financial and operating targets or plans;

•                                          incurred losses and the adequacy of its loss and loss adjustment expense reserves;

•                                          projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                                          expansion and growth of its business and operations; and

•                                          future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                                          the failure of announced acquisitions to enhance shareholder value;

•                                          claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                                          the continued availability of capital and financing;

•                                          general economic, market or business conditions;

•                                          business opportunities (or lack thereof) that may be presented to it and pursued;

•                                          competitive forces, including the conduct of other insurers and reinsurers;

•                                          changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its  clients;

•                                          an economic downturn or other economic conditions adversely affecting its financial position;

•                                          loss reserves established subsequently proving to have been inadequate; and

•                                          other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share amounts)

(Unaudited)

	June 30, 2004		December 31, 2003
Assets

Fixed maturity investments, at fair value	$7,510.1		$6,248.1
Short-term investments, at fair value	1,464.9		1,546.6
Common equity securities, at fair value	887.0		513.6
Other investments	447.2		239.2

Total investments	10,309.2		8,547.5

Reinsurance recoverable on unpaid losses	3,733.3		3,473.8
Reinsurance recoverable on paid losses	162.9		121.7
Insurance and reinsurance premiums receivable	963.6		779.0
Funds held by ceding companies	953.1		144.1
Deferred acquisition costs	338.0		233.6
Ceded unearned premiums	205.7		185.3
Investment in unconsolidated insurance affiliate(s)	151.6		515.9
Accounts receivable on unsettled investment purchases	76.7		9.1
Other assets	1,029.8		961.0

Total assets	$17,923.9		$14,971.0

Liabilities

Loss and loss adjustment expense reserves	$9,329.1		$7,728.2
Unearned insurance and reinsurance premiums	1,824.5		1,409.4
Reserves for structured contracts	401.0		—
Debt	824.3		743.0
Preferred stock subject to mandatory redemption	202.7		194.5
Funds held under reinsurance treaties	187.5		211.9
Ceded reinsurance payable	124.1		127.7
Accounts payable on unsettled investment purchases	67.2		371.6
Other liabilities	1,450.3		1,205.5

Total liabilities	14,410.7		11,991.8

Common Shareholders’ Equity

Common shares and paid-in surplus	1,717.7		1,407.1
Retained earnings	1,541.3		1,286.4
Accumulated other comprehensive income, after tax:
Unrealized gains on investments	245.8		286.0
Unrealized foreign currency translation gains (losses)	8.4		(.3)

Total common shareholders’ equity	3,513.2		2,979.2

Total liabilities and common shareholders’ equity	$17,923.9		$14,971.0

Common shares outstanding (000’s)	10,769	sh	9,007	sh
Common and equivalent shares outstanding (000’s)	10,819	sh	10,782	sh

WHITE MOUNTAINS INSURANCE GROUP, LTD.

FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE

(Unaudited)

	June 30, 2004	March 31, 2004	December 31, 2003	June 30, 2003
Book value per share numerators (in millions of dollars):

Common shareholders’ equity	$3,513.2	$3,180.6	$2,979.2	$2,869.3
Proceeds from assumed exercise of outstanding warrants	—	300.0	300.0	300.0
Benefits to be received from share obligations under employee benefit plans	8.4	8.6	7.0	7.5
Remaining adjustment of subsidiary preferred stock to face value	(117.3)	(121.5)	(125.5)	(132.7)
Book value per share numerator	3,404.3	3,367.7	3,160.7	3,044.1
Goodwill of consolidated limited partnership investments	(19.7)	(20.1)	(20.3)	(15.7)
Fully converted tangible book value per common and equivalent share numerator	$3,384.6	$3,347.6	$3,140.4	$3,028.4

Book value per share denominators (in thousands of shares):

Common Shares outstanding	10,769.4	9,045.5	9,007.2	9,002.4
Common Shares issuable upon exercise of outstanding warrants	—	1,724.2	1,724.2	1,724.2
Share obligations under employee benefits plans	50.0	50.0	50.6	55.4
Fully converted tangible book value per common and equivalent share denominator	10,819.4	10,819.7	10,782.0	10,782.0

Book value per share	$314.65	$311.25	$293.15	$282.33
Fully converted tangible book value per common and equivalent share	$312.82	$309.39	$291.27	$280.88

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Earned insurance and reinsurance premiums	$997.2	$755.2	$1,829.1	$1,558.2
Net investment income	93.2	73.0	164.2	151.6
Net realized gains (losses) on investments	(5.6)	90.0	56.2	148.2
Other revenue	35.4	44.2	93.8	73.9

Total revenues	1,120.2	962.4	2,143.3	1,931.9
Expenses:
Loss and loss adjustment expenses	623.4	511.4	1,146.7	1,034.0
Insurance and reinsurance acquisition expenses	184.0	148.9	340.7	306.8
Other underwriting expenses	137.2	86.9	252.1	186.5
General and administrative expenses	42.3	64.4	124.0	80.0
Accretion of fair value adjustment to loss and loss adjustment expense reserves	12.8	14.2	22.9	28.4
Interest expense on debt	12.1	12.5	23.4	26.1
Interest expense - dividends on preferred stock subject to mandatory redemption	7.6	—	15.2	—
Interest expense - accretion on preferred stock subject to mandatory redemption	4.2	—	8.1	—

Total expenses	1,023.6	838.3	1,933.1	1,661.8

Pretax income	96.6	124.1	210.2	270.1

Tax provision	(44.4)	(44.7)	(89.3)	(90.8)

Net income before minority interest, equity in earnings of unconsolidated affiliates and extraordinary item	52.2	79.4	120.9	179.3

Accretion of subsidiary preferred stock to face value	—	(3.3)	—	(6.4)
Dividends on subsidiary preferred stock	—	(7.5)	—	(15.1)
Equity in earnings of unconsolidated insurance affiliates	4.9	15.8	23.1	28.7

Net income before extraordinary item	57.1	84.4	144.0	186.5

Excess of fair value of acquired net assets over cost	111.4	—	120.0	—

Net income	168.5	84.4	264.0	186.5

Net change in unrealized gains on investments	(138.9)	75.8	(40.2)	66.3
Net change in foreign currency losses	8.8	2.3	8.7	1.6

Comprehensive net income	$38.4	$162.5	$232.5	$254.4

Computation of net income available to common shareholders:
Net income	$168.5	$84.4	$264.0	$186.5
Redemption value adjustment - convertible preference shares	—	(38.0)	—	(49.5)
Net income available to common shareholders	$168.5	$46.4	$264.0	$137.0

Basic earnings per common share:

Net income before extraordinary item	$6.30	$5.38	$15.93	$16.21
Net income	18.59	5.38	29.20	16.21

Diluted earnings per common share:

Net income before extraordinary item	$5.56	$4.77	$14.11	$14.56
Net income	16.45	4.77	25.93	14.56

WHITE MOUNTAINS INSURANCE GROUP, LTD.

YTD SEGMENT INCOME STATEMENT

(in millions)

For the Six Months Ended June 30, 2004

	OneBeacon	Reinsurance	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,194.4	$557.5	$77.1	$0.1	$1,829.1
Net investment income	109.4	41.6	1.3	11.9	164.2
Net realized gains on investments	70.9	12.4	0.4	(27.5)	56.2
Other revenue	63.9	33.4	2.5	(6.0)	93.8

Total revenues	1,438.6	644.9	81.3	(21.5)	2,143.3
Expenses:
Loss and loss adjustment expenses	738.3	350.0	57.4	1.0	1,146.7
Insurance and reinsurance acquisition expenses	216.4	113.7	10.6	—	340.7
Other underwriting expenses	186.3	50.9	14.1	0.8	252.1
General and administrative expenses	59.3	6.5	—	58.2	124.0
Accretion of fair value adjustment to loss and lae reserves	—	2.7	—	20.2	22.9
Interest expense on debt	0.4	1.7	—	21.3	23.4
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	23.3	23.3

Total expenses	1,200.7	525.5	82.1	124.8	1,933.1

Pretax income (loss)	$237.9	$119.4	$(0.8)	$(146.3)	$210.2

For the Six Months Ended June 30, 2003

	OneBeacon	Reinsurance	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,106.9	$394.8	$41.4	$15.1	$1,558.2
Net investment income	120.0	25.7	0.6	5.3	151.6
Net realized gains on investments	129.3	13.8	0.5	4.6	148.2
Other revenue	32.2	37.4	1.1	3.2	73.9

Total revenues	1,388.4	471.7	43.6	28.2	1,931.9
Expenses:
Loss and loss adjustment expenses	733.7	254.0	34.8	11.5	1,034.0
Insurance and reinsurance acquisition expenses	202.9	94.1	8.0	1.8	306.8
Other underwriting expenses	144.0	26.5	10.8	5.2	186.5
General and administrative expenses	33.0	5.5	—	41.5	80.0
Accretion of fair value adjustment to loss and lae reserves	—	—	—	28.4	28.4
Interest expense on debt	—	1.0	—	25.1	26.1

Total expenses	1,113.6	381.1	53.6	113.5	1,661.8

Pretax income (loss)	$274.8	$90.6	$(10.0)	$(85.3)	$270.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT INCOME STATEMENT

(in millions)

For the Three Months Ended June 30, 2004

	OneBeacon	Reinsurance	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$602.7	$353.0	$41.4	$0.1	$997.2
Net investment income	58.0	30.1	0.9	4.2	93.2
Net realized gains on investments	3.2	8.7	(0.1)	(17.4)	(5.6)
Other revenue	19.9	12.8	1.4	1.3	35.4

Total revenues	683.8	404.6	43.6	(11.8)	1,120.2
Expenses:
Loss and loss adjustment expenses	367.0	221.8	31.1	3.5	623.4
Insurance and reinsurance acquisition expenses	105.0	72.8	6.2	—	184.0
Other underwriting expenses	98.9	30.9	7.1	0.3	137.2
General and administrative expenses	17.4	3.3	—	21.6	42.3
Accretion of fair value adjustment to loss and lae reserves	—	2.7	—	10.1	12.8
Interest expense on debt	0.3	1.2	—	10.6	12.1
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	11.8	11.8

Total expenses	588.6	332.7	44.4	57.9	1,023.6

Pretax income (loss)	$95.2	$71.9	$(0.8)	$(69.7)	$96.6

For the Three Months Ended June 30, 2003

	OneBeacon	Reinsurance	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$537.8	$187.5	$22.7	$7.2	$755.2
Net investment income	55.5	12.8	0.3	4.4	73.0
Net realized gains on investments	71.8	12.1	0.2	5.9	90.0
Other revenue	26.5	17.8	0.6	(0.7)	44.2

Total revenues	691.6	230.2	23.8	16.8	962.4
Expenses:
Loss and loss adjustment expenses	366.0	120.6	19.1	5.7	511.4
Insurance and reinsurance acquisition expenses	97.9	46.7	3.5	0.8	148.9
Other underwriting expenses	65.5	12.7	6.0	2.7	86.9
General and administrative expenses	26.1	2.6	—	35.7	64.4
Accretion of fair value adjustment to loss and lae reserves	—	—	—	14.2	14.2
Interest expense on debt	—	0.5	—	12.0	12.5

Total expenses	555.5	183.1	28.6	71.1	838.3

Pretax income (loss)	$136.1	$47.1	$(4.8)	$(54.3)	$124.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS

(Unaudited)

	OneBeacon
Six Months Ended June 30, 2004	Specialty	Personal	Commercial	Total (1)	Reinsurance	Esurance
GAAP Ratios
Loss and LAE	52%	60%	58%	62%	63%	74%
Expense	29%	32%	41%	34%	29%	32%
Total Combined	81%	92%	99%	96%	92%	106%

Dollars in millions
Net written premiums	$420.2	$342.8	$508.8	$1,303.5	$618.2	$89.5
Earned premiums	$413.0	$341.1	$358.9	$1,194.4	$557.5	$77.1

	OneBeacon
Six Months Ended June 30, 2003	Specialty	Personal	Commercial	Total (1)	Reinsurance	Esurance
GAAP Ratios
Loss and LAE	53%	69%	64%	66%	64%	84%
Expense	33%	28%	34%	32%	31%	46%
Total Combined	86%	97%	98%	98%	95%	130%

Dollars in millions
Net written premiums	$329.0	$332.3	$232.4	$978.5	$433.5	$50.2
Earned premiums	$329.3	$379.0	$215.1	$1,106.9	$394.8	$41.4

	OneBeacon
Three Months Ended June 30, 2004	Specialty	Personal	Commercial	Total (1)	Reinsurance	Esurance
GAAP Ratios
Loss and LAE	56%	54%	55%	61%	63%	75%
Expense	28%	34%	43%	34%	29%	32%
Total Combined	84%	88%	98%	95%	92%	107%

Dollars in millions
Net written premiums	$206.9	$182.5	$192.3	$612.6	$414.8	$44.5
Earned premiums	$202.2	$171.9	$179.5	$602.7	$353.0	$41.4

	OneBeacon
Three Months Ended June 30, 2003	Specialty	Personal	Commercial	Total (1)	Reinsurance	Esurance
GAAP Ratios
Loss and LAE	53%	70%	65%	68%	64%	84%
Expense	33%	26%	31%	30%	32%	42%
Total Combined	86%	96%	96%	98%	96%	126%

Dollars in millions
Net written premiums	$157.7	$174.7	$111.9	$484.7	$198.1	$25.8
Earned premiums	$168.4	$186.1	$106.0	$537.8	$187.5	$22.7

(1) Includes results from run off operations and reciprocals.

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